EXHIBIT 10.1

AMENDMENT NO. 1 TO THE STANDBY EQUITY DISTRIBUTION AGREEMENT

THIS AMENDMENT NO. 1 TO THE STANDBY EQUITY DISTRIBUTION AGREEMENT (this “Amendment”), dated as of January 19, 2026, is made and entered into by and between YA II PN, LTD., a Cayman Islands exempt limited company (the “Investor”), and VISIONWAVE HOLDINGS, INC., a Delaware corporation (the “Company” and together with the Investor, the “Parties”). Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed thereto in the SEPA or the Promissory Notes (as defined below).

WHEREAS, the Parties entered into the Standby Equity Distribution Agreement, dated as of July 25, 2025 (the “SEPA”);

WHEREAS, pursuant to the SEPA, the Company issued to the Investor (i) a Promissory Note in the original principal amount of $3,000,000 on July 25, 2025 (“Promissory Note VWAV-1”), and (ii) a Promissory Note in the original principal amount of $2,000,000 on September 11, 2025 (“Promissory Note VWAV-2” and collectively with Promissory Note VWAV-1, the “Promissory Notes”);

WHEREAS, the Parties have determined that an amendment to the SEPA to remove the ability of the Investor to deliver Investor Notices and to modify certain terms and provisions thereof is in the best interests of the Parties and the Parties desire to amend the SEPA as set forth herein; and

WHEREAS, in connection with such amendments to the SEPA, the Parties also desire to modify certain terms and provisions of the Promissory Notes as set forth herein;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, the Parties hereby agree as follows:

1.	Amendment and Restatement of the SEPA. The SEPA is hereby amended as set forth in Exhibit A attached hereto such that all of the newly inserted text that (indicated textually in the same manner as the following example: inserted text) shall be deemed to be inserted and all stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) shall be deemed deleted therefrom.

2.	Agreements related to the Promissory Notes. In connection with the Promissory Notes, the Parties hereby agree that no Amortization Event shall be deemed to have occurred pursuant to a Registration Event (due to the Registration Statement not being effective by the Effectiveness Deadline) prior to July 15, 2026 (the “Rule 144 Date”). After the Rule 144 Date, no Registration Event shall be deemed to have occurred pursuant to a Registration Event for so long as the Company remains current on its SEC filings and the Investor is able to rely on Rule 144 to resell shares underlying the Promissory Notes.

3.	Letter Agreement. The parties hereby agree that the obligation of the Investor to fund an additional $2,000,000 in principal amount to the Company as set forth in that certain letter agreement dated September 11, 2025 between the Parties shall be canceled, provided however, the Parties acknowledge that subsequent fundings on the same terms contemplated therein, or on different terms, may be mutual agreed by the Parties in the future, and any such agreement shall be documented in writing signed by the Parties. All other term of such letter remain in full force and effect and are hereby ratified and confirmed.

4.	Other Agreements. The Company shall use its best efforts to promptly respond to the comments of the staff of the SEC in respect of the initial Registration Statement (Number 333-289952) filed to register for resale up to 10,200,000 shares of Common Stock issuable under the SEPA (including 200,000 Commitment Fee Shares) and seek effectiveness of such Registration Statement as soon as reasonably practicable.

5.	Effectiveness. This Amendment shall be deemed effective as of the date first written above, as if executed on such date. Except as specifically amended by this Amendment, all other terms and conditions of the SEPA and the Promissory Notes shall remain in full force and effect and are hereby ratified and confirmed.

6.	Governing Law. This Amendment shall be deemed and all claims or causes of action (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity) that may be based on, arise out of or relate to this Amendment, or the negotiation, execution, performance or subject matter of this Amendment, will be governed by and construed in accordance with the laws of the State of New York.

7.	Counterparts. This Amendment may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. A signature to this Amendment executed and/or transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

8.	Entire Agreement. The SEPA and the Promissory Notes as amended by this Amendment contains the entire agreement of the Parties with respect to the subject matter hereof and supersedes and is in full substitution for any and all prior oral or written agreements and understandings (including the draft term sheet dated January 7, 2026) between them related to such subject matter, and neither party hereto shall be liable or bound to the other party hereto in any manner with respect to such subject matter by any covenants or agreements except as specifically set forth herein, in the SEPA, and in the Promissory Notes, as amended by this Amendment.

[Signature page follows.]

The Parties are signing this Amendment on the date stated in the introductory clause.

COMPANY:
VISIONWAVE HOLDINGS, INC.

By:	/s/ Douglas Davis
Name:	Douglas Davis
Title:	Executive Chairman

INVESTOR:
YA II PN, LTD.

By:	Yorkville Advisors Global, LP
Its:	Investment Manager

By:	Yorkville Advisors Global II, LLC
Its:	General Partner

By:	/s/ Michael Rosselli
Name:	Michael Rosselli
Title:	Member

[Signature Page to Amendment No. 1 to the SEPA]

EXHIBIT A

AMENDMENTS TO THE SEPA